Exhibit 99.1

Contact:

Sylvia Wheeler

Depomed, Inc.

650-462-5900

DEPOMED REPORTS 2005 YEAR END FINANCIAL RESULTS

Significant Increase in Revenue Reported, Resulting from the Company’s Successful
Partnering Activities and Royalties from First Product Sales

MENLO PARK, Calif., March 14, 2006 – Depomed, Inc. (NASDAQ: DEPO) today announced its financial results for the year ended December 31, 2005. For the year, a net loss of $24.5 million or $0.64 per share was reported, compared to a net loss of $26.9 million, or $0.78 per share for the year ended December 31, 2004. Cash and investment balances at December 31, 2005 were $59.1 million.

Revenues for the year ended December 31, 2005 totaled $4,405,000 compared with $203,000 for the year ended December 31, 2004. Of the total revenue in 2005, $2,231,000 in collaborative revenue was due to a development collaboration with Boehringer Ingelheim Pharmaceuticals, Inc. and $575,000 in license revenue was due to amortization of license fee payments made by Esprit Pharma, Inc., Biovail Corporation and LG Life Sciences. Royalty revenue for ProQuin® XR was $669,000 from the U.S. launch of the product beginning November 1, 2005. In addition, Depomed received $931,000 in product sales from the commercial supply of ProQuin XR to Esprit.

“We made tremendous progress in 2005 which includes approvals and launches of our first two products, additional clinical trial successes, expanded collaborations with corporate partners and a strengthened balance sheet,” said John W. Fara, Ph.D., president, chief executive officer and chairman of Depomed. “With our first royalty revenue and the receipt of significant license fee revenue from Biovail and Esprit that we began to recognize in the fourth quarter of 2005, we are no longer a development stage company. We look forward to another strong year of performance with anticipated commercial growth and development progress.”

Research and development expenses for the year ended December 31, 2005 were $18.4 million compared to $21.4 million for the year ended December 31, 2004. The decrease was primarily due to reduced expenses related to clinical trials and other activities to support the development of Glumetza™ and ProQuin XR. In the fourth quarter 2005, the company incurred its first cost of sales, which totaled $909,000 due to expenses associated with the commercial supply of ProQuin XR. Under the agreement with Esprit, Depomed is responsible for ongoing commercial supply for U.S. sales.

Highlights for the year include:

• Received FDA approval for ProQuin® XR

• Received Canadian approval for Glumetza™

• Received FDA approval for Glumetza™

• Successfully completed Phase II clinical trial for Gabapentin GR™

• ProQuin® XR launched in U.S. by partner, Esprit Pharma

• Formed license agreement with Madaus S.R.L. for ProQuin® XR in Europe

• Glumetza™ launched in Canada by partner, Biovail Corporation

About Depomed

Depomed, Inc. is a specialty pharmaceutical company utilizing its innovative AcuForm™ drug delivery technology to develop novel oral products and improved, extended release formulations of existing oral drugs. AcuForm-based products are designed to provide once daily administration and reduced side effects, improving patient convenience, compliance and pharmacokinetic profiles. Proquin® XR (ciprofloxacin hydrochloride) once daily, extended-release tablets have been approved by the FDA for the treatment of uncomplicated urinary tract infections. In addition, regulatory applications for once daily GlumetzaTM for the treatment of Type II diabetes have been approved in the U.S. and Canada. The company completed a Phase II trial in post herpetic neuralgia with its product, Gabapentin GR. Additional information about Depomed may be found at its web site, www.depomedinc.com.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to those related to our commercialization efforts, our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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DEPOMED, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2005	2004	2003
Revenue:
Collaborative revenue	$2,230,625	$171,319	$981,990
License revenue	575,291	31,250	—
Royalties	668,789	—	—
Product sales	930,624	—	—
Total revenue	4,405,329	202,569	981,990

Costs and expenses:
Cost of sales	908,521	—	—
Research and development	18,369,217	21,358,802	26,416,425
General and administrative	11,639,118	5,178,539	3,964,020

Total operating expenses	30,916,856	26,537,341	30,380,445

Loss from operations	(26,511,527)	(26,334,772)	(29,398,455)

Other income (expenses):
Equity in loss of joint venture	—	—	(5,359)
Gain from extinguishment of debt	1,058,935	—	—
Interest and other income	1,445,057	489,013	299,140
Interest expense	(459,737)	(928,878)	(910,424)
Total other income (expenses)	2,044,255	(439,865)	(616,643)

Net loss before income taxes	(24,467,272)	(26,774,637)	(30,015,098)

Provision for income taxes	—	(99,000)	—

Net loss	(24,467,272)	(26,873,637)	(30,015,098)

Deemed dividend on preferred stock	(842,202)	—	—

Net loss applicable to common stock shareholders	$(25,309,474)	$(26,873,637)	$(30,015,098)

Basic and diluted net loss applicable to common stock shareholders per share	$(0.64)	$(0.78)	$(1.23)

Shares used in computing basic and diluted net loss per share	39,821,182	34,628,825	24,458,259

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DEPOMED, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005 (1)	2004 (1)
ASSETS
Current assets:
Cash and cash equivalents	$7,565,556	$953,295
Marketable securities	51,507,509	17,151,544
Accounts receivable	1,094,840	—
Unbilled accounts receivable	861,576	—
Inventories	864,786	—
Prepaid and other current assets	1,107,710	442,349
Total current assets	63,001,977	18,547,188
Property and equipment, net	3,146,611	3,941,127
Other assets	228,926	380,268
	$66,377,514	$22,868,583
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,588,999	$1,733,474
Accrued compensation	1,989,606	910,723
Other accrued liabilities	781,793	556,084
Deferred margin	45,486	—
Capital lease obligation, current portion	—	32,412
Long-term debt, current portion	—	73,008
Deferred revenue, current portion	3,572,196	75,000
Other current liabilities	93,073	93,073
Total current liabilities	8,071,153	3,473,774
Promissory note from related party	—	10,280,591
Deferred revenue, non-current portion	51,421,263	493,750
Other long-term liabilities	124,099	217,170
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 17,543 and 15,821 shares issued and outstanding at December 31, 2005 and 2004, respectively, with an aggregate liquidation preference of $18,091,559	12,015,000	12,015,000
Common stock, no par value, 100,000,000 shares authorized; 40,689,369 and 34,691,190 shares issued and outstanding at December 31, 2005 and 2004, respectively	139,640,599	117,070,946
Deferred compensation	(337,049)	(621,980)
Accumulated deficit	(144,451,897)	(119,984,625)
Accumulated other comprehensive (loss)	(105,654)	(76,043)
Total shareholders’ equity	6,760,999	8,403,298
	$66,377,514	$22,868,583

(1)          The balance sheets as of December 31, 2005 and 2004 were derived from the audited balance sheets, which will be included in the Company’s 2005 Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission on or about March 16, 2006.

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